                                                                      EXHIBIT 11
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                     (Thousands except per share amounts)

                                                                              Thirteen Weeks Ended
                                                                       ----------------------------------

                                                                          August 4,           July 29,
                                                                            2001                2000
                                                                       ---------------     --------------
      Net income                                                         $     71,550        $    77,573
      Less:   impact of IBI dilutive options and restricted shares
              on consolidated income*                                            (297)            (1,298)
                                                                         ------------        -----------

      Adjusted net income                                                $     71,253        $    76,275
                                                                         ============        ===========

      Weighted average common shares outstanding:
              Basic shares                                                    427,587            428,616
              Dilutive effect of stock options and restricted shares            8,245             17,613
                                                                         ------------        -----------

              Diluted shares                                                  435,832            446,229
                                                                         ============        ===========

      Net income per diluted share                                       $       0.16        $      0.17
                                                                         ============        ===========

                                                                             Twenty-six Weeks Ended
                                                                       ----------------------------------

                                                                          August 4,           July 29,
                                                                            2001                2000
                                                                       ---------------     --------------
      Net income                                                         $    102,241        $   140,523
      Less:   impact of IBI dilutive options and
              restricted shares on consolidated income*                          (528)            (1,844)

                                                                         ------------        -----------

      Adjusted net income                                                $    101,713        $   138,679
                                                                         ============        ===========

      Weighted average common shares outstanding:
              Basic shares                                                    426,963            429,550
              Dilutive effect of stock options and restricted shares            8,788             16,218
                                                                         ------------        -----------

              Diluted shares                                                  435,751            445,768
                                                                         ============        ===========

      Net income per diluted share                                       $       0.23        $      0.31
                                                                         ============        ===========

*Represents the impact of dilutive options and restricted shares at Intimate Brands as a reduction to income.